Exhibit 21.1

List of Subsidiaries

Name of Subsidiary	Jurisdiction of Incorporation or Organization
ZYAL (BVI) Limited	British Virgin Islands

ZYCL (BVI) Limited	British Virgin Islands

ZYFL (BVI) Limited	British Virgin Islands

ZYIL (BVI) Limited	British Virgin Islands

ZYNL (BVI) Limited	British Virgin Islands

ZYPL (BVI) Limited	British Virgin Islands

ZYSL (BVI) Limited	British Virgin Islands

ZYTL (BVI) Limited	British Virgin Islands

ZYXL (BVI) Limited	British Virgin Islands

Zhong Yang Financial Services Limited	Hong Kong

Zhong Yang Securities Limited	Hong Kong

Zhong Yang Capital Limited	Hong Kong

WIN100 Management Limited	British Virgin Islands

WIN100 TECH Limited	British Virgin Islands

WIN100 WEALTH LIMITED	British Virgin Islands

Winrich Finance Limited	Hong Kong

Winrich Trust Limited	Hong Kong

TOP 500 SEC PTY LTD	Australia

TOP ASSET MANAGEMENT PTE.LTD.	Singapore

TOP FINANCIAL PTE.LTD.	Singapore

TOP Solar Fund SPC.	Cayman Islands

Triumph Capital Limited	British Virgin Islands

Plump Investment Limited	British Virgin Islands